UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2026

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	NHP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On October 18, 2026, each of the 44,275,000 then-issued and outstanding shares of Class A common stock, $0.01 par value per share (the “Class A common stock”), of National Healthcare Properties, Inc. (Nasdaq: NHP), a Maryland corporation (the “Company”), automatically converted into issued and outstanding shares of the Company’s common stock, $0.01 par value per share (the “common stock”), on a one-for-one basis (the “Conversion”).

The Conversion occurred automatically, and without any action on the part of the Company or any holder of Class A common stock, pursuant to Section 4 of the Company’s Articles Supplementary relating to Class A common stock, filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on April 10, 2026 (the “Class A Articles Supplementary”), which forms part of the Company’s charter (the “Charter”). The Class A Articles Supplementary provides for such automatic conversion at 12:01 a.m. Eastern Time on the date that is 180 calendar days after the date of the final prospectus relating to the Company’s public offering of Class A common stock, as contemplated by and pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-294895) which was declared effective by the U.S. Securities and Exchange Commission on April 21, 2026, and the underwriting agreement referred to therein.

Immediately upon and concurrent with the Conversion, no shares of Class A common stock remained issued or outstanding, and there were 72,910,570 shares of common stock issued and outstanding.

The Conversion had the following effects, among others:

•Voting Power. Each share of common stock entitles the holder to one vote per share on all matters submitted to a vote of the Company’s stockholders, which is the same voting power to which holders of Class A common stock were entitled prior to the Conversion. Prior to the Conversion, holders of Class A common stock also had exclusive voting rights under Section 3 of the Class A Articles Supplementary on any amendment of the Charter that would alter only the contract rights of the Class A common stock. Because no shares of Class A common stock remain outstanding or authorized, that right is no longer applicable or effective. Holders of common stock have no corresponding separate class voting right. The Conversion otherwise had no effect on the voting rights of former holders of Class A common stock.
•Economic Interests. Except with respect to the separate class voting rights and the automatic conversion feature described above, the Class A common stock had rights, preferences, powers, restrictions and other terms identical to those of the common stock, including as to dividends and other distributions and upon any liquidation, dissolution or winding up of the Company. The Conversion therefore had no effect on the economic interests of former holders of Class A common stock or on the Company’s business or operations.
•Capitalization. Immediately upon the Conversion, all shares of Class A common stock became shares of common stock without further designation, and no shares of Class A common stock remain issued, outstanding or authorized for issuance. As a result, the 100,000,000 shares of Class A common stock previously authorized under the Charter were replaced by a corresponding number of authorized shares of common stock, and the total number of shares of stock the Company is authorized to issue was unchanged at 350,000,000, consisting of 300,000,000 shares of common stock and 50,000,000 shares of preferred stock, $0.01 par value per share. Because the Conversion occurred automatically under the self-executing terms of the Class A Articles Supplementary, no articles of amendment or articles supplementary were filed with the SDAT in connection with the Conversion.
•Listing; Trading. Effective at 9:30 a.m. Eastern time on October 19, 2026, the shares of common stock began trading on the Nasdaq Global Market under the symbol “NHP,” and the shares of Class A common stock ceased trading at that time. No shares of Class A common stock trade on any market because no such shares remain issued or outstanding.

The foregoing description of the Conversion is a summary only and is qualified in its entirety by reference to the full text of the Class A Articles Supplementary, which is incorporated herein by reference as Exhibit 3.1 hereto.

Item 8.01 Other Events.

In connection with the Conversion, the common stock was assigned CUSIP No. 42226B600. The CUSIP number previously assigned to the Class A common stock is no longer in use.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1
Articles Supplementary of National Healthcare Properties, Inc. relating to the designation of shares of Class A Common Stock, dated April 10, 2026 (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-11 (File No. 333-294895), filed with the SEC on April 13, 2026).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: October 22, 2026	By:	/s/ Andrew T. Babin
Andrew T. Babin Chief Financial Officer and Treasurer